                                                                    Exhibit 99.2

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
          UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT INFORMATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statement of Operations, collectively, the "Pro Forma Financial Statements", were prepared by Pharmaceutical Product Development, Inc.
(PPD) to give effect to the acquisition of all of the capital stock of Medical Research Laboratories International, Inc. and Medical Research Laboratories International, BVBA (collectively, "MRL"). On January 28, 2002, PPD executed definitive agreements for the acquisition of MRL. The transaction was completed on February 19, 2002 and is to be accounted for under the purchase method of accounting.

     Under the terms of the agreements PPD paid $39,000,000 cash and 2,560,410 shares of PPD common stock valued at $73,500,000 to acquire all of the outstanding shares of MRL. The final allocation of the purchase price may ultimately differ based on the final valuation of the intangible assets and the finalization of the closing balance sheet. The estimated allocation of the purchase price is as follows:

--------------------------------------------------------------------------------
(in thousands)
--------------------------------------------------------------------------------
Cash paid                                                               $39,000
--------------------------------------------------------------------------------
Value of stock consideration                                             73,500
--------------------------------------------------------------------------------
Acquisition costs                                                           619
--------------------------------------------------------------------------------
Total                                                                  $113,119
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Allocation of purchase price
--------------------------------------------------------------------------------
  Fair value of assets acquired less liabilities
      assumed                                                           $15,883
--------------------------------------------------------------------------------
  Value of identifiable intangible assets:
--------------------------------------------------------------------------------
     Backlog                                                              2,100
--------------------------------------------------------------------------------
     Goodwill                                                            95,136
--------------------------------------------------------------------------------
   Total                                                               $113,119
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The Company will amortize the backlog over a period of two years. In accordance with the provisions of the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangibles", goodwill will not be amortized. The goodwill will be tested annually as required by SFAS No 142.

     The financial information of PPD and MRL have been combined as if the acquisition occurred as of January 1, 2001 for purposes of the pro forma combined statement of operations. For purposes of the pro forma combined balance sheet, the financial information of PPD and MRL have been combined as if the acquisition occurred at December 31, 2001. There are no differences between PPD's and MRL's accounting policies that are expected to have a material impact on the Pro Forma Financial Statements.

The Pro Forma Financial Statements do not purport to present the combined financial position or results of operations if the combination had occurred at the beginning of the period or to project the combined financial position or results of operations for any future date or period.

     The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Pharmaceutical Product Development, Inc. which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and the audited combined financial statements of Medical Research Laboratories International, Inc. and Medical Research Laboratories International BVBA, which are included elsewhere in this document.

     The Pro Forma Financial Statements are presented utilizing the purchase method of accounting, whereby the fair value of the identified tangible and intangible assets acquired and the fair value of the liabilities assumed have been recorded. The purchase price in excess of the net assets acquired as of December 31, 2001 of $88.9 million has been reflected in the Pro Forma Combined Balance Sheet. Based on the estimated closing balance sheet and fair value adjustments as of February 19, 2002 the estimated goodwill will be approximately $95.1 million. The difference in the estimated goodwill as of December 31, 2001 and February 19, 2002 results from the decrease in the net assets acquired during that period. The pro forma adjustments are described in the notes following the combined pro forma financial statement information. The combined pro forma results of operations presented herein are not necessarily indicative of the future results of operations.

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                 (in thousands)
                                   (unaudited)

                                                              As Reported                        Pro Forma
                                                     ---------------------------     ----------------------------------
Assets                                                   PPD              MRL        Adjustments      Notes   Combined
Current assets

     Cash and cash equivalents                       $ 143,173         $  14,436        $ (39,000)     (a)
                                                                                             (619)     (b)    $ 117,990
     Accounts receivable and unbilled services, net    140,744             8,404                -               149,148
     Investigator advances                               6,008                 -                -                 6,008
     Prepaid expenses and other current assets          10,507               393                -                10,900
     Current maturities of note receivable                 500                 -                -                   500
     Deferred tax asset                                  9,273                 -                -                 9,273
                                                     ---------         ---------        ---------             ---------
         Total current assets                          310,205            23,233          (39,619)              293,819

Property and equipment, net                             85,690             5,945            2,735      (c)       94,370
Goodwill, net                                            7,590                 -           88,932      (d)
                                                                                              619      (b)       97,141
Notes receivable, long-term portion                     17,000                 -                -                17,000
Investments                                             43,758                 -                -                43,758
Other assets                                             1,157                 -            2,100      (e)        3,257
                                                     ---------         ---------        ---------             ---------

         Total assets                                $ 465,400         $  29,178        $  54,767             $ 549,345
                                                     =========         =========        =========             =========

Liabilities and Shareholders' Equity

Current liabilities

     Accounts payable                                $   8,210         $   1,536        $       -             $   9,746
     Payables to investigators                           7,988                 -                -                 7,988
     Other accrued expenses                             48,951             1,049                -                50,000
     Unearned income                                    82,336               948                -                83,284
     Accrued income taxes                                8,688             1,144                -                 9,832
     Current maturities of long-term debt and
        capital lease obligations                        1,203             1,671                -                 2,874
                                                     ---------         ---------        ---------             ---------
         Total current liabilities                     157,376             6,348                -               163,724

Long-term debt and capital lease obligations,
less current maturities                                  1,871             4,097                                  5,968
Deferred rent and other                                  3,518                 -                -                 3,518
                                                     ---------         ---------       ----------             ---------

         Total liabilities                             162,765            10,445                -               173,210

Shareholders' equity

     Common stock                                        5,193             6,445           (6,445)     (f)
                                                                                              256      (g)        5,449
     Paid-in capital                                   164,162                 -           73,244      (g)      237,406
     Retained earnings                                 140,174            12,433          (12,433)     (f)      140,174
     Deferred compensation                                (966)                -                -                  (966)
     Accumulated other comprehensive loss               (5,928)             (145)             145      (f)       (5,928)
                                                     ---------         ---------        ---------             ---------
         Total shareholders' equity                    302,635            18,733           54,767               376,135
                                                     ---------         ---------        ---------             ---------

         Total liabilities and shareholders' equity  $ 465,400         $  29,178        $  54,767             $ 549,345
                                                     =========         =========        =========             =========

                        See accompanying pro forma notes.

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      (in thousands, except per share data)
                                   (unaudited)

                                                                          As Reported                        Pro Forma
                                                                 ---------------------------     ----------------------------------
                                                                     PPD              MRL        Adjustments      Notes   Combined
Development revenues                                             $ 403,701         $  38,007        $       -             $ 441,708
Discovery sciences revenues                                         27,840                 -                -                27,840
                                                                 ---------         ---------        ---------             ---------
       Net revenue                                                 431,541            38,007                -               469,548
                                                                 ---------         ---------        ---------             ---------

Direct costs - Development                                         196,078            22,281                -               218,359
Direct costs - Discovery sciences                                   11,794                 -                -                11,794
Research and development expenses                                    4,422                 -                -                 4,422
Selling, general and administrative expenses                       126,391             4,581                -               130,972
Depreciation and amortization                                       20,264               947            1,454      (h)       22,665
                                                                 ---------         ---------        ---------             ---------
                                                                   358,949            27,809            1,454               388,212
                                                                 ---------         ---------        ---------             ---------
       Operating income                                             72,592            10,198           (1,454)               81,336

Interest:
   Income                                                            5,480               370           (1,268)     (i)        4,582
   Expense                                                            (535)             (253)               -                  (788)
                                                                 ----------        ----------       ---------             ----------
   Interest income, net                                              4,945               117           (1,268)                3,794
Other income, net                                                      469               449                -                   918
       Income before provision
          for income taxes                                          78,006            10,764           (2,722)               86,048
Provision for income taxes                                          28,747               589            2,375      (j)       31,711
                                                                 ---------         ---------        ---------             ---------
Income before equity in net loss of investee                        49,259            10,175           (5,097)               54,337
Equity in net loss of investee, net of income taxes                     92                 -                -                    92
                                                                 ---------         ---------        ---------             ---------
       Net income                                                $  49,167         $  10,175        $  (5,097)            $  54,245
                                                                 =========         =========        ==========            =========

Net income per common share:

       Basic                                                     $    0.95                                                $    1.00
                                                                 =========                                                =========
       Diluted                                                   $    0.94                                                $    0.99
                                                                 =========                                                =========

Weighted average number of common shares outstanding:
       Basic                                                        51,689                              2,560      (k)       54,249
       Dilutive effect of stock options                                805                                  -                   805
                                                                 ---------                          ---------             ---------
       Diluted                                                      52,494                              2,560                55,054
                                                                 =========                          =========             =========

                        See accompanying pro forma notes.

                    PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

CLASSIFICATION DIFFERENCES:

The Unaudited Pro Forma Combined Balance Sheet and Statements of Operations include certain reclassifications of the MRL balances to reflect the presentation used by PPD as follows:

     1) Prepaid expenses and Other current assets for MRL were combined into Prepaid expenses and other current assets in the Unaudited Pro Forma Combined Balance Sheet.
     2) Accrued compensated absences for MRL was reclassified to Other accrued expenses in the Unaudited Pro Forma Combined Balance Sheet.
     3) Current portion of lease obligation, Current portion of construction loan and Related party loan for MRL were reclassified to Current maturities of long-term debt and capital lease obligations in the Unaudited Pro Forma Combined Balance Sheet.
     4) Construction loan, non-current and Lease obligation, non-current were combined into Long-term debt and capital lease obligations, less current maturities in the Unaudited Pro Forma Combined Balance Sheet.
     5) Foreign currency exchange gain for MRL was reclassified to Other income, net in the Unaudited Pro Forma Combined Income Statement.

PRO FORMA COMBINED BALANCE SHEET:

a.   Adjustment to reflect the cash payment of $39,000,000 for the acquisition.
b. Adjustment to reflect $619,000 of estimated acquisition costs in connection with the MRL acquisition.
c. Adjustment to reflect property and equipment at preliminary estimated fair value.
d.   Adjustment to reflect goodwill resulting from the MRL acquisition.
e. Adjustment to reflect the preliminary estimated fair value of backlog acquired in connection with the MRL acquisition.
f. Adjustment to eliminate common stock, paid-in capital and accumulated other comprehensive loss of MRL.
g. Adjustment to record the issuance of 2,560,410 common shares of the Company at par value and the resulting increase in paid-in capital in connection with the acquisition.

PRO FORMA COMBINED STATEMENT OF OPERATIONS:

h. Adjustment to reflect the amortization of intangible assets over estimated useful lives and additional depreciation on increased value of fixed assets due to recording purchased assets at estimated fair value.
i. Adjustment to reflect the reduction in interest income resulting from the cash paid of $39,000,000 in connection with the acquisition.
j. Adjustment to reflect the estimated income tax provision for the MRL operations subsequent to the elimination of MRL's Subchapter S income tax status based on the Company's historical tax rate.
k. Adjustment to reflect the issuance of 2,560,410 shares of PPD's common stock in connection with the acquisition as outstanding as of January 1, 2001.